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                                                                  EXHIBIT 10.2

                             CONSULTING AGREEMENT

            CONSULTING AGREEMENT dated as of June 17, 1999 by and between TBM HOLDINGS, INC., a Florida corporation (the "Company"), and COLT SERVICES, INC., a Connecticut corporation (the "Consultant").

                             W I T N E S S E T H:

      WHEREAS, the Consultant has worked extensively and been instrumental in developing and sponsoring the Company's recent business opportunity;

      WHEREAS, the Company desires the Consultant to serve as a senior level advisor to the Company in providing general board level advice and monitoring the Company as a director; and

      WHEREAS, the Company acknowledges that while the Consultant brings desired and appropriate expertise in providing general board level advice, it understands that the Consultant does not have the personnel and other resources required to execute assignments and transactions and is being compensated only as a director and board level advisor. Therefore, this Agreement provides the terms under which the Consultant will provide advice to the Company through general board level participation.

      NOW, THEREFORE, the parties agree as follows:


                              ARTICLE I.  TERMS.

            1.01. Any reference to the Company or the Consultant includes a reference to their duly authorized agents except that, with respect to the Company, the Consultant for this purpose is not deemed to be an agent.


                   ARTICLE 2.  ENGAGEMENT OF THE CONSULTANT.

            2.01. The Company hereby engages the Consultant, and the Consultant hereby agrees, for the period beginning on the date hereof and ending upon the termination of this Agreement, to provide advice to the Company regarding the implementation of the Company's Business Plan. The Consultant will attend board meetings and be available for consultation and discussion with and advice to the Company's senior management. The Consultant will provide advice regarding strategy and achievement of objectives, senior level staffing, financing, financial structure, public company issues, and other such matters as is mutually agreed to by the parties hereto.


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            2.02.    The Consultant and the Company shall observe and comply
with the provisions of this Agreement and all applicable laws and regulations in effect from time to time in any and all jurisdictions where the Company and the Consultant perform services until its appointment shall be terminated as hereinafter provided.

            2.03. The Consultant shall devote as much time as is necessary and appropriate to the performance of its duties hereunder as it sees fit, provided, however that the Consultant shall be entitled to the compensation as provided in Article 3 whether or not called upon by the Company to render any services hereunder. The functions and duties which the Consultant undertakes hereunder shall not be exclusive, and the Consultant will perform similar functions and duties for others and others may perform similar functions and duties for the Company.

            2.04. The Consultant shall keep or cause to be kept such books, records and statements as may be necessary to give a complete record of all transactions carried out by the Consultant on behalf of the Company and support given to the Company in relation to all matters which are the responsibility of the Consultant hereunder (including, without limitation, all amounts expended on behalf of the Company) and shall permit the Company to inspect such books, records and statements at all reasonable times and shall provide them with such information and explanations as they may reasonably require.


                         ARTICLE 3.  CONSULTING FEES.

            In consideration of the advice to be provided by the Consultant hereunder during the term hereof, the Company shall pay the Consultant a consulting fee of $12,500/month in advance on the first day of each month beginning upon the Company's acquisition of its first operating company ("Initial Acquisition"). At the request of the Consultant and upon the consent of the Company's Board of Directors, the consulting fee may be paid in shares of the Company's common stock. The Company shall not withhold any applicable state, federal or local employment or income taxes from such payments; each of the Company and the Consultant acknowledging that the Consultant is an independent contractor. From the date hereof, the Consultant agrees that neither it nor any of its employees, agents, shareholders or principals will hold themselves out as or characterize themselves as an employee of the Company for any purpose.


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                               ARTICLE 4.  TERM.

            4.01. This Agreement shall commence on the date first set forth above and shall continue for so long as Colt, Colt Capital, LLC or its affiliates, successors or assigns maintain an equity interest in the Company.

            4.02. Notwithstanding the foregoing, the Company may terminate this Agreement in the event of a sale of all or substantially all of the assets of the Company or a sale of a majority of the voting stock of the Company in a single transaction or a series of coordinated transactions, but only if there are no longer any representatives of the Consultant on the Company's Board of Directors or if representatives of TBM Consulting Group, Inc. are no longer managing the business operations of the Company.

            4.03. On termination of this Agreement, the powers, duties, discretion and/or functions delegated by the Company to the Consultant hereunder shall automatically be withdrawn and revoked.


                             ARTICLE 5. EXPENSES.

            5.01. The Company shall reimburse the Consultant for all pre-approved expenses it incurs in connection with the services performed.

            5.02. The Company will provide the Consultant office space and administrative services in Westport, Connecticut for which the Consultant will pay rent for the actual office it uses (gross rent per square feet x size of office) but not for any use of staff and common facilities.


                          ARTICLE 6.  MISCELLANEOUS.

            6.01. Neither of the parties hereto, either during the continuance of this Agreement or after its termination, shall disclose to any person (except with the written authority of the other party or unless ordered to do so by a court of competent jurisdiction) any information relating to the business, assets, finances or other affairs of a confidential nature of the other party of which it may have become possessed during the period of this Agreement and each party shall use its reasonable endeavors to prevent any such disclosure as aforesaid.

            6.02. The Consultant shall have no liability to the Company for any advice or other services rendered hereunder except such as may arise from the Consultant willful misconduct and gross negligence. The Company shall indemnify and save harmless the Consultant, its officers, directors, employees and stockholders from and against any and all


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losses, liabilities, expenses (including, without limitation, reasonable fees and disbursements of counsel), claims, liens, or other obligations whosoever which the Consultant may suffer or incur by virtue of or as a result of its consultancy with the Company.

            6.03. This Agreement contains the entire understanding of the parties hereto. This Agreement shall be binding upon the successors, permitted assigns, administrators and legal representatives of the parties hereto. This Agreement may not be assigned by the Company or the Consultant without the consent of the other party hereto.

            6.04. No oral modification or waiver of this Agreement, or any part hereof, shall be valid or effective unless in writing and signed by the party or parties sought to be charged therewith; and no waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

            6.05. This Agreement may be executed simultaneously in two or more counterparts, each of which is deemed an original, but all of which together shall constitute one and the same instrument.

            6.06. All notices, requests, demands and other communications hereunder shall be in writing, shall be effective upon receipt and shall be sent by certified mail, or by cable or telex confirmed by such mail, to the following addresses:

                     If to the Consultant:  Colt Services, Inc.
                                            1 Sea Spray Road
                                            Westport, CT  06880

                     If to the Company:     TBM Holdings, Inc.
                                            136 Main Street
                                            Westport, CT  06880

provided, however, that any of the parties hereto may, from time to time, give to the other notice of some other address to which communications to it shall be sent, in which event notice to such party shall be sent to such address.

            6.07. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without giving effect to the principles of conflicts of laws thereof). In the event that any action to enforce this Agreement or to seek remedies as a result of a breach of this Agreement is brought in the State or Federal Courts of Connecticut, to the extent allowable by applicable law, the prevailing party in any such action shall be entitled to be reimbursed for all costs of enforcement and litigation, including, without limitation, all attorneys' fees.


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            IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.


                                TBM HOLDINGS, INC.


                                By: /s/Anand Sharma
                                   -----------------------------------
                                   Name:  Anand Sharma
                                   Title: Chief Executive Officer



                                COLT SERVICES, INC.


                                By: /s/Daniel A. Levinson
                                   -----------------------------------
                                   Name:  Daniel A. Levinson
                                   Title: President




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